Exhibit 99.1

For Immediate Release:

CONTACT:

Bob Husted	David Rosenthal
Investor Relations Manager	Chief Financial Officer
(303) 440-5330	(303) 440-5330

SpectraLink Reports Strong Third Quarter Results

BOULDER, Colo. – Oct 20, 2004 — SpectraLink Corporation (Nasdaq: SLNK) today reported record revenue of $23.0 million for the third quarter ended September 30, 2004, representing 25% growth over the same period last year. Net income for the quarter was $2.9 million, or $0.15 earnings per fully diluted share, which is a 25% increase over the third quarter of 2003. Last year, third quarter net income was $2.3 million, or $0.12 earnings per fully diluted share on revenue of $18.3 million.

For the nine months ended September 30, 2004, revenue grew by more than 21% over the same period last year to $62.4 million, resulting in earnings per fully diluted share of $0.36 on net income of $7.0 million. For the same period a year ago, earnings per fully diluted share was $0.30 on revenue of $51.5 million and net income of $5.6 million.

“I am pleased to report record quarterly revenue for SpectraLink that included both strong year-over-year and sequential growth rates,” said John Elms, SpectraLink president and CEO. “Our near-record Wi-Fi-based NetLink product volumes, coupled with incremental growth in demand for our Link WTS product line, demonstrate the merits of our ongoing investments in two product lines to provide our customers with choices in technology for their wireless telephone systems. We are gratified that the market continues to deploy SpectraLink technology in record volumes allowing us to maintain our market leadership position.”

David Rosenthal, SpectraLink CFO went on to say, “We continued our strong financial performance which extended our series to 25 consecutive quarters of positive net income and 23 consecutive quarters of positive cash flow from operations. Importantly, our cash and cash equivalents grew to $53.1 million, which is significant given that we paid a quarterly dividend of $1.9 million, and repurchased $3.0 million of SpectraLink stock this quarter.”

Webcast Information

SpectraLink will hold an audio webcast to discuss third quarter 2004 earnings results, today, October 20, 2004, at 4:30 p.m. Eastern Time. You can access the webcast and replay at www.spectralink.com.

About SpectraLink

SpectraLink Corporation (Nasdaq: SLNK) is the leading U.S. manufacturer and provider of wireless telephone systems for the workplace. SpectraLink distributes its products through strategic OEM partnerships, industry-leading service, equipment, and application providers, cultivating a vast customer base among industries including retail, education, healthcare, manufacturing, finance, information systems and telecommunications. For more information, visit http://www.spectralink.com.

This release may contain forward-looking statements that are subject to many risks and uncertainties, including the inability to close several large orders in the sales pipeline; adverse changes in economic and business conditions affecting SpectraLink’s customers; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; changes in rules and regulations of the FCC; and the anticipated growth of the market for on-premises wireless telephone systems. More information about potential risk factors that could affect our results is available in SpectraLink’s filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2003, and subsequent Form 10-Q filings.

Three pages of tables attached

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2004	2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$53,118	$51,861
Trade accounts receivable, net of allowance of $346 and $341, respectively	14,606	14,470
Income taxes receivable	—	204
Inventory, net of allowance of $894 and $591, respectively	10,809	7,653
Deferred income taxes – current portion	1,393	1,562
Other	1,022	800

Total current assets	80,948	76,550
PROPERTY AND EQUIPMENT, at cost:
Furniture and fixtures	2,393	2,312
Equipment	10,010	9,245
Leasehold improvements	1,020	989

	13,423	12,546
Less – accumulated depreciation	(9,351)	(8,463)

Net property and equipment	4,072	4,083
DEFERRED INCOME TAXES, net of current portion	154	151
OTHER	479	387

TOTAL ASSETS	$85,653	$81,171

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,076	$1,453
Income taxes payable	956	—
Accrued payroll, commissions and employee benefits	2,615	3,114
Accrued sales, use and property taxes	684	724
Accrued warranty expenses	750	493
Other accrued expenses and liabilities	2,712	2,269
Deferred revenue	7,014	6,319

Total current liabilities	15,807	14,372
LONG-TERM LIABILITIES	217	250

TOTAL LIABILITIES	16,024	14,622

STOCKHOLDERS’ EQUITY:
Preferred stock, 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 50,000 shares authorized, 23,269 and 22,800 shares issued, respectively, and 19,000 and 18,871 shares outstanding, respectively	233	227
Additional paid-in capital	75,761	71,010
Retained earnings	26,032	24,706
Treasury stock, 4,269 and 3,929 shares, respectively at cost	(32,397)	(29,394)

TOTAL STOCKHOLDERS’ EQUITY	69,629	66,549

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$85,653	$81,171

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
NET SALES	$22,968	$18,343	$62,406	$51,547
COST OF SALES	8,155	6,113	22,370	17,020

Gross Profit	14,813	12,230	40,036	34,527
OPERATING EXPENSES:
Research and Development	2,268	1,908	6,636	5,912
Marketing and Selling	6,193	5,709	17,853	16,696
General and Administrative	1,660	1,009	4,470	3,066

Total Operating Expenses	10,121	8,626	28,959	25,674

INCOME FROM OPERATIONS	4,692	3,604	11,077	8,853
INVESTMENT INCOME AND OTHER	121	67	384	232

INCOME BEFORE INCOME TAXES	4,813	3,671	11,461	9,085
INCOME TAX EXPENSE	1,886	1,395	4,412	3,452

NET INCOME	$2,927	$2,276	$7,049	$5,633

BASIC EARNINGS PER SHARE	$0.15	$0.12	$0.37	$0.30

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	19,110	18,530	19,050	18,490

DILUTED EARNINGS PER SHARE	$0.15	$0.12	$0.36	$0.30

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	19,260	19,500	19,590	19,020

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,049	$5,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,262	862
Provision for bad debts	83	34
Provision for excess and obsolete inventory	472	474
Deferred income taxes	166	—
Income tax benefit from the exercise of stock options	656	1,374
Changes in assets and liabilities -
Increase in trade accounts receivable	(219)	(2,125)
Increase in inventory	(3,628)	(498)
Increase in other assets and income taxes receivable	(110)	(1,360)
(Decrease) increase in accounts payable	(377)	464
Increase in accrued liabilities, income taxes payable and deferred revenue	1,776	2,462

Net cash provided by operating activities	7,130	7,320

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,223)	(2,262)

Net cash used in investing activities	(1,223)	(2,262)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under long-term obligation	(25)	(11)
Proceeds from exercises of common stock options	3,780	4,135
Proceeds from issuances of common stock	321	297
Dividends paid	(5,723)	—
Purchases of treasury stock	(3,003)	(3,688)

Net cash (used in) provided by financing activities	(4,650)	733

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	1,257	5,791
CASH AND CASH EQUIVALENTS, beginning of period	51,861	44,211

CASH AND CASH EQUIVALENTS, end of period	$53,118	$50,002

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$2,625	$3,171

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired under long-term obligation	$28	$128